Exhibit 10.3

CLASS A COMMON STOCK WARRANT

COMSTOCK HOMEBUILDING COMPANIES, INC.

July 12, 2011

1. General. This certifies that, for value received, BRIDGECOM DEVELOPMENT I, LLC, a Delaware limited liability company (“BDI”), or its assigns (together with BDI, the “Holder”), is entitled to subscribe for and purchase from COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “Corporation”), at any time or from time to time during the Exercise Period (defined below), on the terms and subject to the provisions hereinafter set forth, up to 1,000,000 shares (subject to adjustment as provided herein) of fully paid and non-assessable Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, at a price per share (the “Warrant Price”) of $1.03 (subject to adjustment as provided herein).

This Warrant is being issued pursuant to the Loan Agreement dated as of the date hereof (the “Loan Agreement”) by and between Comstock Potomac Yard, L.C., as borrower, and BCL Eclipse, LLC, an affiliate of BDI, as lender. All terms used but not defined herein shall have the meanings set forth in the Loan Agreement. The shares of capital stock of the Corporation issuable upon exercise or exchange of this Warrant are sometimes hereinafter referred to as the “Warrant Shares.”

As used herein, “Exercise Period” means the period commencing on the date hereof and ending on the ten year anniversary of the date hereof; provided that, with respect to 250,000 Warrant Shares subject to this Warrant, the Exercise Period shall instead be the period commencing on the date hereof and ending on the nine (9) month anniversary of the date hereof (the “Early Expiration Date”), if, and only if, on and as of the Early Expiration Date (a) BDI and the Corporation are participating as joint venture partners in at least one Corporate Opportunity (as defined in the Loan Agreement); provided that the Cascades project and the New Hampshire Avenue project are excluded from the definition of Corporate Opportunity, and (b) the Corporation has achieved (i) the minimum sales requirement at the Eclipse Project set forth in Section 5.17 of the Loan Agreement and (ii) if the loan contemplated by the Commitment Letter dated as of the date hereof (the “Commitment”) from Comstock Penderbrook, L.C. to SunBridge Manager, LLC, an affiliate of BDI, has been closed for at least six (6) months as of the Early Expiration Date, the minimum sales requirement set forth in the section of the loan agreement to be entered into pursuant to the Commitment which, together with the Loan Agreement, are collectively referred to as the “Loan Documents”) which corresponds to Section 5.17 of the Loan Agreement. Anything contained in the immediately preceding sentence to the contrary notwithstanding, if a Default or Event of Default shall exist and be continuing under either of the Loan Documents on the Early Expiration Date, or the closing price of the Common Stock on such date, as quoted on NASDAQ Capital Market (or any other national securities exchange or other market on which the Common Stock is then traded), is less than the Warrant Price, the Exercise Period applicable to said 250,000 Warrant Shares shall continue to run to and including the ten year anniversary of the date hereof.

2. Exercise of Warrant. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time or from time to time during the Exercise Period, by the surrender of this Warrant (properly indorsed) at the office of the Corporation at 11465 Sunset Hills Road, Suite 510, Reston, VA 20190, or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment (either in cash, by check, by cancellation of indebtedness and/or in shares of Common Stock of the Corporation valued at Fair Market Value (as hereinafter defined) in connection with a Net Issue Election (as hereinafter defined), on the date of such exercise) to the Corporation of the Warrant Price for each Warrant Share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, which certificates shall be unlegended and free of any resale restrictions to the extent permitted by applicable law (and covered by an opinion of counsel for the Corporation addressed and delivered to the transfer agent for the Corporation’s common stock) and except as expressly provided herein, and if this Warrant shall not have been exercised for all of the Warrant Shares, a new Warrant, registered in the name of the holder hereof, in substantially the same form as this Warrant, shall be delivered to the holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised. For the avoidance of doubt, the preceding sentence shall not impose any obligation on the Corporation to register the Warrant Shares, it being understood that all such obligations are set forth in the Registration Rights Agreement dated as of the date hereof between the Corporation and BDI. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of any Warrant Shares.

3. Exchange of Warrant.

(a) In lieu of exercising this Warrant for cash or cancellation of indebtedness, in whole or in part, the holder hereof may at any time or from time to time elect to receive, without the payment by the holder of any additional consideration, that number of Warrant Shares determined as hereinafter provided in this Section 3 by the surrender of this Warrant or any portion hereof to the Corporation, accompanied by an executed Notice of Exchange in substantially the form thereof attached hereto (the “Net Issue Election”). Thereupon, the Corporation shall issue to the holder hereof such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X	=	Y (A-B)
A

where X = the number of Warrant Shares to be issued to the holder pursuant to this Section 3;

Y =	the number of Warrant Shares covered by this Warrant in respect of which the Net Issue Election is made pursuant to this Section 3;

A =	the Fair Market Value of one Warrant Share on the Determination Date; and

B =	the Warrant Price in effect under this Warrant on the Determination Date.

For purposes hereof, the “Determination Date” means the most recently completed trading date at the time the Net Issue Election is made pursuant to this Section 3. A trading day will be deemed to be “completed” at the time the applicable market closes. For purposes of the above calculation, “Fair Market Value” of one Warrant Share as of the Determination Date shall mean:

(i)(A) the closing price quoted on the NASDAQ Capital Market on the Determination Date or (B) if the Common Stock is then traded on another national securities exchange, the closing price quoted on such other national securities exchange on the Determination Date;

(ii) if the Common Stock is then traded on the OTC Market, the average of the closing prices quoted on the OTC Market for the five (5) trading days immediately preceding the Determination Date; and

(iii) in all other circumstances, the fair market value per share of Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Corporation and the holder of this Warrant or, if such selection cannot be made within 30 days after delivery of the Notice of Exchange referred to above, by a nationally recognized independent investment banking firm selected by the American Arbitration Association then obtaining.

The closing of any Net Issue Election shall take place at the offices of the Corporation on a date (the “Exchange Date”) which shall be as soon as reasonably practicable after the delivery of such Notice of Exchange. At such closing, the Corporation shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Net Issue Election, registered in the name of the holder or such designee, and if such Net Issue Election was not for all Warrant Shares subject to this Warrant, a new Warrant, registered in the name of the holder, in substantially the same form as this Warrant for the number of shares still subject to this Warrant following such Net Issue Election.

4. Adjustment of Warrant Price.

(a) The Warrant Price shall be subject to adjustment from time to time as follows:

(i) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately increased, in each case in proportion to such increase in outstanding shares.

(ii) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately decreased, in each case, in proportion to such decrease in outstanding shares.

(iii) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), each Warrant Share shall after such reorganization, reclassification, consolidation or merger be exercisable or exchangeable into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise or exchange of such Warrant Share would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers. In any such reorganization or other action or transaction described above, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation will not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor corporation or entity (if other than the Corporation) resulting from such transaction or the corporation or entity purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(iv) All calculations under this Section 4 shall be made to the nearest one tenth (1/10) of a share.

(b) Whenever the Warrant Price shall be adjusted as provided in this Section 4 the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Common Stock, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the adjusted Warrant Price. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of a Warrant at his or its address appearing on the Corporation’s records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions set forth immediately below.

(c) In the event the Corporation shall propose to take any action of the types described in Sections 4(a)(i), (ii) and 4(a)(iii), the Corporation shall give notice to each holder of a Warrant in the manner set forth herein, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price then in effect and the number, kind or class of shares or other securities or property which shall be delivered or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

5. [Reserved].

6. Covenants as to Common Stock. The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Price per share of Common Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation further covenants and agrees that if any shares of Common Stock to be reserved to provide for the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise (other than as a result of the transfer of this Warrant, in whole or in part, subsequent to its initial issuance), then the Corporation will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be.

7. Registration Rights of the Holder. The Corporation hereby grants to the holder of this Warrant those rights set forth in the registration rights agreement attached as Exhibit A hereto (subject to the transfer provisions set forth therein), the provisions of which are incorporated herein by reference and made a part hereof as if set forth herein in their entirety.

8. Transfer of Warrant; Amendment. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole, or in part, at the agency or office of the Corporation referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

9. [Reserved]

10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to BDI, to:

BridgeCom Development I, LLC

c/o SunBridge Manager, LLC

5425 Wisconsin Avenue, Suite 701

Chevy Chase, Maryland 20815

Attention: Timothy B. Peterson

with a copy to:

Arent Fox LLP

1050 Connecticut Avenue NW

Washington, DC 20036

Attention: Jay L. Halpern, Esq.

If to the Corporation, to:

Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attention: Christopher Clemente

with a copy to:

Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attention: Jubal Thompson, Esq.

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States mail. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

13. Binding Effect on Successors; Survival. This Warrant shall be binding upon the parties hereto and their respective successors and assigns, including any corporation succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation’s assets. All of the obligations of the Corporation relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Corporation shall inure to the benefit of the successors and assigns of BDI.

14. Headings. The headings of the sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of, nor shall they be used in construing, this Warrant.

15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflicts of law rules of such state.

16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Corporation shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then Fair Market Value of one Warrant Share.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by their duly authorized officers on the date first above written.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Joseph M. Squeri
Name:	Joseph M. Squeri
Title:	Chief Financial Officer

BRIDGECOM DEVELOPMENT I, LLC,
a Delaware limited liability company

By:	BridgeCom Loans, LLC, a Delaware limited liability company, its Managing Member

	By:	SunBridge Manager, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ Charles A. Ledsinger, Jr.
Charles A. Ledsinger, Jr. President

Form of Subscription

[To be signed upon exercise of Warrant]

The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,              shares of Common Stock of COMSTOCK HOMEBUILDING COMPANIES, INC. and herewith makes payment of $             therefor, and requests that the certificates for such shares be issued in the name of and delivered to,                             , whose address is                                         .

Dated:

(Signature)

(Address)

Notice of Exchange

(To be executed by the Holder in

order to exchange the Warrant.)

The undersigned hereby irrevocably elects to exchange this Warrant into              shares (the foregoing number constituting the number of Warrant Shares to be issued pursuant to Section 3 of this Warrant) of              of COMSTOCK HOMEBUILDING COMPANIES, INC., minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on                     .

Dated:

Name of Holder:

By:

Form of Assignment

[To be signed only upon transfer of Warrant]

For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the Warrant to purchase              shares of              of COMSTOCK HOMEBUILDING COMPANIES, INC., to which the Warrant relates, and appoints              to transfer such right on the books of COMSTOCK HOMEBUILDING COMPANIES, INC., with full power of substitution in the premises.

Dated:

(Signature)

Signed in the presence of: